FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of September 30, 1996 by and among Mothers Work, Inc., a Delaware corporation ("MWI") on its own behalf and as successor, by merger, to Motherhood Maternity Shops, Inc., a Delaware corporation ("Motherhood"), Cave Springs, Inc., a Delaware corporation ("Cave"), The Page Boy Company, Inc., a Delaware corporation ("Page Boy") and Mothers Work (R.E.), Inc., a Pennsylvania corporation ("MW-RE") (each, a "Borrower", and collectively, jointly and severally, the "Borrowers"), and CoreStates Bank, N.A., successor to Meridian Bank ("Bank").

BACKGROUND

     The Borrowers and the Bank are parties to a Credit Agreement dated as of August 1, 1995, as first amended September 1, 1995 as second amended January 25, 1996, and as third amended May 31, 1996 (the "Credit Agreement") pursuant to which the Bank established, in favor of the Borrowers, a credit facility in an aggregate principal amount of $24,094,684.93 subject to the terms and conditions set forth therein. Borrowers have requested the Bank to modify certain of the financial covenants set forth in the Credit Agreement, and to consent to the transfer, from MWI, Motherhood and MW-RE to Cave, of certain trademarks or tradenames held by the transferors, which the Bank is willing to do, all on the terms and conditions set forth herein. Capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.


AGREEMENTS

     The parties hereto, intending to be legally bound, hereby agree:


1. Section 7.07 of the Credit Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

     "SECTION 7.07. Total Senior Funded Debt to Operating Cash Flow Ratio. Permit, at any time, the ratio of (x) Total Senior Funded Debt of MWI and its Subsidiaries on a Consolidated basis, to (y) Operating Cash Flow of MWI and its Subsidiaries on a Consolidated basis for the four most recent consecutive fiscal quarters ending on or immediately preceding such date of determination to be greater than the respective amounts set forth below for the periods indicated:


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                  Period                                        Ratio
                  ------                                        -----

         During the Fiscal Quarter
           ending Sept. 30, 1996                              4.35:1.00

         During the Fiscal Quarter
           ending Dec. 31, 1996                               4.00:1.00

         During the Fiscal Quarter
           ending March 31, 1997                              4.00:1.00

         During the Fiscal Quarter
           ending June 30, 1997                               3.75:1.00

         During the Fiscal Quarter
           ending Sept. 30, 1997                              3.50:1.00

         During the  Fiscal Quarter
           ending Dec. 31, 1997,
           and thereafter;                                    3.30:1.00

provided, however, that for purposes of these calculations, any charges incurred in fiscal year 1996 resulting from the application of FASB 121 (Accounting for the Impairment of Long-Lived Assets, and Long-Lived Assets to be Disposed Of) shall not be included for purposes of determining Net Income.

     2. Section 7.08 of the Credit Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

        SECTION 7.08. Interest Coverage Ratio. Permit the Interest Coverage Ratio of MWI and its Subsidiaries on a Consolidated basis at the end of any fiscal quarter to be less than the respective amounts set forth below for the periods indicated.


                      Period                                    Ratio
                      ------                                    -----

         Fiscal Quarter ending Sept. 30, 1996                 1.15:1.00

         Fiscal Quarter ending Dec. 31, 1996,                 1.25:1.00

         Fiscal Quarter ending March 31, 1997                 1.25:1.00

         Fiscal Quarter ending June 30, 1997                  1.45:1.00

         Fiscal Quarter ending Sept. 30, 1997                 1.65:1.00
         and thereafter;


provided, however, that for purposes of these calculations, any charges incurred in fiscal year 1996 resulting from the application of FASB 121 (Accounting for the Impairment of Long-

Lived Assets, and Long-Lived Assets to be Disposed Of) shall not be included for purposes of determining EBIT.

     3. The Bank acknowledges that, effective this date, Motherhood has merged with and into MWI, and consents, in this instance, to such merger, notwithstanding the fact that the ten day notice, required by Section 7.05 of the Agreement, was not timely given.

     4. The Bank hereby consents to the transfer, from MWI, Motherhood and MW-RE to Cave, of the trademarks and tradenames set forth on Schedule 4 attached hereto, subject to the Bank's security interest in such trademarks and tradenames. Within fifteen days of the execution hereof, the Borrowers shall execute and deliver to the Bank such documents or instruments, suitable for filing, as the Bank shall deem necessary or appropriate to continue the secured and perfected position of the Bank with respect to such trademarks and tradenames.

     5. As a condition to the execution and delivery of this Fourth Amendment to Credit Agreement, the Borrowers shall deliver to the Bank, in form and content satisfactory to the Bank and its counsel, the following documents, instruments or payments:

         a. A certified copy of resolutions adopted by the Board of Directors of each of the Borrowers authorizing the execution, delivery and performance of this Agreement, and all of the documents and instruments required by the Bank for the implementation of this Agreement; and

         b. Such financing statements, or amendments to financing statements as the Bank shall require as a result of the merger of Motherhood with and into MWI.

     6. The Borrowers hereby:

        (a) acknowledge and agree that all of their representations, warranties and covenants contained in the Credit Agreement and/or in the Loan Documents, as amended hereby, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except as set forth on
Schedule 6(a) attached to this Fourth Amendment; provided, however, that with respect to the dates set forth in certain representations, such dates shall be updated as follows:

            (i) in Section 4.05, the referenced date shall be September 30, 1995;

            (ii) in Section 4.07(a), the referenced date for consolidated balance sheet shall be September 30, 1995;

            (iii) in Section 4.07(b), the referenced date shall be 1996; and



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



            (iv) in Section 4.07(c), the referenced 1995 Fiscal Year and 1996 Fiscal Year shall be changed to 1996 Fiscal Year and 1997 Fiscal Year, respectively.

         (b) acknowledge and agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement or the Loan Documents or the Obligations, or the enforcement of any of the terms of the Credit Agreement or the Loan Documents, as amended hereby; and

         (c) represent and warrant that no Event of Default, as defined in the Credit Agreement, exists or will exist upon the delivery of notice, passage of time or both.

     7. The Borrowers will pay all of Bank's out-of-pocket costs and expenses incurred in connection with the review, preparation, negotiation, documentation and closing of this Fourth Amendment and the consummation of the transactions contemplated herein, including, without limitation, fees, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents and searches, appraisal costs, whether or not the transactions contemplated hereunder are consummated.

     8. All other terms and conditions of the Credit Agreement and of the Loan Documents, not inconsistent with the terms hereof, shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers.


     IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Fourth Amendment to Credit Agreement to be executed by their respective authorized officers as of the day and year first above written.

                                      MOTHERS WORK, INC.


                                      By: /s/ Thomas Frank
                                         ------------------------------
                                          Name:   Thomas Frank
                                          Title:  Vice President

                                      CAVE SPRINGS, INC.


                                      By: /s/ Thomas Frank
                                         ------------------------------
                                          Name:   Thomas Frank
                                          Title:  Vice President


                       (signatures continued on next page)


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                    (signatures continued from previous page)


                                      THE PAGE BOY COMPANY, INC.


                                      By: /s/ Thomas Frank
                                          ------------------------------
                                          Name:   Thomas Frank
                                          Title:  Vice President

                                      MOTHERS WORK (R.E.), INC.


                                      By: /s/ Thomas Frank
                                          -------------------------------
                                          Name:   Thomas Frank
                                          Title:  Vice President

                                      CORESTATES BANK, N.A.


                                      By: /s/ Randal D. Southern
                                          -------------------------------
                                          Name:   Randal D. Southern
                                          Title:  Vice President-Retailer
                                                  Group



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                           QUALIFICATIONS, EXCEPTIONS
                               TO REPRESENTATIONS



                                      NONE







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